POWER OF ATTORNEY
EDGAR Access and Administration, and Forms 3, 4 and 5 and 144

Know all by these present that the undersigned constitutes and appoints each of Randall J. Erickson, Lynn M. Floeter, Marie A. Radtke, David Falk, and Hannah Jorgenson signing singly, his/her true and lawful attorney-in-fact to:

(1)	Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (?SEC?) utilizing the SEC?s Electronic Data Gathering and Retrieval (?EDGAR?) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
(2)	As applicable, act as an account administrator for the undersigned?s
EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned?s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned?s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned?s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
(3)	Cause the Associated Banc-Corp to accept a delegation of
authority from any of the undersigned?s EDGAR account administrators and, pursuant to that delegation, authorize the Company?s EDGAR account administrators to appoint, remove or replace users for the undersigned?s EDGAR account;
(4)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a)of the Securities Exchange Act of 1934, as amended (the ?Securities Act?), and the rules thereunder;
(5)	execute for and on behalf of the undersigned notices on Form 144 in accordance with Rule 144 under the Securities Act;
(6)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 or Form 144 and the timely filing of such forms with the SEC and any other authority; and
(7)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934, as amended, and the rules thereunder or Rule 144 under the Securities Act. This Power of Attorney shall be a durable power of attorney and shall not be affected by subsequent disability or incapacity of the undersigned.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of February, 2026.


s/ Wende Kotouc
Name

Signed before me this 5th day of
February 2026.

s/ Tricia L. Evans				Seal
Notary Public, State of Nebraska
My commission expires: April 2, 2027






















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